Exhibit 99.1

Hercules Capital Announces an Investment Grade Bond Offering Totaling $100.0 Million due 2026

Completes $50.0 Million of 4.50% Notes due March 2026

Prices $50.0 Million of 4.55% Notes due March 2026

Institutional Bonds due 2026 initially assigned a BBB+ by Kroll Bond Rating Agency

PALO ALTO, Calif., November 4, 2020 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) today announced a private offering totaling $100.0 million in aggregate principal amount of $50.0 million 4.50% Notes due March 2026 (the “November Notes”) and $50.0 million 4.55% Notes due March 2026 (the “March Notes”).

The November Notes are unsecured and bear an interest rate of 4.50% per year, payable semiannually and will mature on March 4, 2026, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at any time plus a premium, if applicable. The issuance of $50.0 million of the November Notes occurred on November 4, 2020.

The March Notes are unsecured and bear an interest rate of 4.55% per year, payable semiannually and will mature in March 2026, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at any time plus a premium, if applicable. The issuance of $50.0 million of the March Notes is expected to occur in March 2021.

The Company expects to use the net proceeds from this offering (i) to pay down existing credit facilities, (ii) to fund investments in debt and equity securities in accordance with its investment objective, and (iii) for other general corporate purposes.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $11.0 billion to over 520 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof. There is no assurance that the offering of the June Notes will close in June 2020 or at all. Actual events, including the issuance of the June Notes and the use of proceeds from the offering of the February Notes and the June Notes may differ from those described herein. These forward-looking statements are not guarantees of future events and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com